Exhibit 5.1

May 24, 2007

Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 610

Houston, Texas 77056

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 (the “Registration Statement”), of Vantage Energy Services, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related registration statement (Registration No. 333-138565) relate to the registration under the Act of up to (i) 30,000,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, each to purchase one share of the Company’s Common Stock (the “Warrants”, and the shares of Common Stock underlying the warrants, the “Warrant Shares”), (ii) up to 4,500,000 units which the underwriters for whom Deutsche Bank Securities Inc. (“Deutsche Bank”) is acting as representative will have a right to purchase from the Company to cover over-allotments, if any (collectively with the 30,000,000 units to be sold pursuant to the terms of the Registration Statement, the “Units”), (iii) up to 34,500,000 shares of Common Stock underlying the Units and (iv) up to 34,500,000 Warrants underlying the Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

(1)  Units. The Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

(2)  Common Stock.. The shares of Common Stock included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

(3)  Warrants and Warrant Shares. The Warrants included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants and the Purchase Option constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP